UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2012

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)
4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Definitive Agreement.

On May 30, 2012, Swisher Hygiene Inc. (the “Company”) entered into the Fourth Amendment to Credit Agreement with Wells Fargo Bank, National Association, as administrative agent (“Wells Fargo”), the subsidiary guarantors party thereto, and the required lenders thereto (the “Fourth Amendment”) amending the Credit Agreement, dated March 30, 2011.

The Fourth Amendment provides an extension for the delivery of the Company’s financial statements for the fiscal year ended December 31, 2011 and for the quarterly period ended March 31, 2012 until the earlier of the date on which the Company delivers such financial statements to the Securities and Exchange Commission (the “SEC”) or June 30, 2012. At the same time, the Fourth Amendment waives any Default or Event of Default that may exist as a result of the Company not filing its Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”) by April 16, 2012 and its Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the “Form 10-Q”) by May 21, 2012, so long as the Company files the Form 10-K and Form 10-Q by June 30, 2012. The Company cannot provide assurance as to when it will complete these filings.

While the Company has no present intention to borrow any additional funds under the credit facility, until (1) the Company files the Form 10-K and Form 10-Q, (2) represents to Wells Fargo that its financial statements as filed may be relied upon, and (3) Wells Fargo consents to such reliance, the Company may not borrow additional funds under the credit facility with Wells Fargo.

A copy of the Fourth Amendment and a copy of the Company’s press release dated May 31, 2012 announcing the Fourth Amendment are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Fourth Amendment to Credit Agreement, dated May 30, 2012.

99.1	Press release, dated May 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: June 5, 2012	By:	/s/ Steven R. Berrard
Steven R. Berrard
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Fourth Amendment to Credit Agreement, dated May 30, 2012.

99.1	Press release, dated May 31, 2012.